UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

License Agreement

On January 5, 2024, Immunome, Inc. (the “Company”) entered into a license agreement (“License Agreement”) with Zentalis Pharmaceuticals, Inc. (“Zentalis”), pursuant to which the Company received an exclusive, worldwide, royalty-bearing, sublicensable license under certain intellectual property relating to Zentalis’ proprietary antibody-drug conjugate (“ADC”) platform technology, ROR1 antibodies and ADCs targeting ROR1 to exploit products covered by or incorporating the licensed intellectual property rights. Under the License Agreement, the Company is required to use commercially reasonable efforts to develop an ADC targeting ROR1, two additional ADCs, and commercialize any product that has received regulatory approval.

Under the License Agreement, the Company paid to Zentalis upfront consideration totaling $35 million in cash and shares of Company common stock. The Company is obligated to pay Zentalis up to $150 million in development and regulatory milestones for the first product containing an ADC targeting ROR1 (a “ROR1 ADC Product”) to achieve such milestones and commercial milestones on ROR1 ADC Products. The Company is also obligated to pay to Zentalis mid-to-high single digit royalties on ROR1 ADC Products. In addition, the Company is obligated to pay Zentalis $25 million in development and regulatory milestones for the first product from each of the first five additional development programs using the licensed platform technology to generate products, and mid single digit royalties on products from each such program. The Company’s royalty payment obligation will commence, on a product-by-product and country-by-country basis, on the first commercial sale of such product in such country and will expire on the latest of (a) the ten (10)-year anniversary of such first commercial sale for such product in such country, (b) the expiration of regulatory exclusivity for such product in such country, and (c) the expiration of the last-to-expire valid claim of a licensed patent covering such product in such country.

The License Agreement will continue until the expiration of all royalty payment obligations. The License Agreement may be terminated early by (a) either party in its entirety upon (i) the other party’s uncured material breach, subject to a notice and cure period, (ii) any insolvency event of the other party or (iii) prolonged force majeure, (b) the Company, either in its entirety or in part, for convenience upon a specified period prior written notice, or (c) Zentalis (i) in its entirety if the Company challenges one of the licensed patents or (ii) fails to meet certain development activity benchmarks within specified time periods.

Stock Issuance Agreement

Concurrently with the execution of the License Agreement, the Company entered into a stock issuance agreement (the “Stock Issuance Agreement”) with Zentalis, pursuant to which the Company issued 2,298,586 shares of the Company’s common stock (the “Shares”), as partial consideration for the rights licensed to the Company from Zentalis pursuant to the License Agreement.

Pursuant to the terms of the Stock Issuance Agreement, Zentalis has agreed not to, without the Company’s prior approval or invitation and subject to certain conditions and exceptions, among other things, directly or indirectly acquire additional shares of the Company’s securities or material assets, seek or propose a tender or exchange offer, merger or other business combination involving the Company, or seek or propose any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, solicit proxies or consents to vote any securities of the Company, or undertake other specified actions related to the potential acquisition of additional securities of the Company (collectively, the “Standstill Restrictions”). The Standstill Restrictions will expire on the one-year anniversary of the effective date of the Stock Issuance Agreement.

The Stock Issuance Agreement also provides that until the six-month anniversary of the Closing Date (as defined in the Stock Issuance Agreement), Zentalis will hold and not sell greater than 50% of the Shares, subject to certain exceptions. Further, Zentalis has agreed, subject to certain exceptions, that until the one-year anniversary of the Closing Date, any transfer of the Shares by Zentalis that exceed 15% of the average daily trading volume of the Company’s stock over the five-trading day period ending on the trading day immediately prior to such trading date shall be made pursuant to a block trade or other disposition through a market participant designated by the Company.

The Company has agreed to use its commercially reasonable efforts to (x) file a resale registration statement with the Securities and Exchange Commission (the “SEC”) registering the Shares for resale on or before the date 7 days following the earlier of (i) April 1, 2024 and (ii) the date the Company files its annual report on Form 10-K for the year ended December 31, 2023 and (y) cause such resale registration statement to be declared effective as soon as practicable after the filing thereof but no later than 60 calendar days after the filing thereof or by 5 trading days from when the Company is notified that the SEC will not review the resale registration statement or that it will not be subject to further review.

The Company has also agreed to, among other things, indemnify Zentalis, its affiliates, partners, members, officers, directors, agents and representatives from certain liabilities and pay all fees and expenses (excluding any legal fees of Zentalis, and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Stock Issuance Agreement.

The foregoing is only a brief description of the material terms of the License Agreement and the Stock Issuance Agreement, does not purport to be a complete statement of the rights and obligations of the parties under these agreements and the transactions contemplated thereby, and is qualified in its entirety by the full text of the Stock Issuance Agreement and the License Agreement, copies of which will be filed as exhibits to a subsequent filing with the Securities and Exchange Commission.

On January 8, 2024, the Company and Zentalis issued a joint press release announcing the transactions described above. A copy of the joint press release is attached to this report as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities

See the description set forth under Item 1.01 above with respect to the Stock Issuance Agreement, which is incorporated into this Item 3.02 by reference. The Shares are being issued to Zentalis pursuant to the exemption from the registration requirements provided in Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering. Accordingly, the Shares have not been registered under the Securities Act and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The Company may use words and phrases such as “believe,” “intend,” “may,” “potential,” “suggests,” “will,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. These forward looking statements include, but are not limited to, statements regarding the expansion and advancement of the Company’s pipeline and its approach and strategy related to its pipeline, including ZPC-21; the potential for ZPC-21 to be best-in-class; the timeline for submitting an IND, if any, for ZPC-21; the potential for Zentalis to receive milestone payments and/or royalties for ZPC-21; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks related to the ability to realize the anticipated benefits of the license agreement; costs related to integrating ZPC-21 into the Company’s pipeline and pursuing the contemplated asset development path; the risk that the Company may not submit an IND for ZPC-21 the end of the first quarter of 2025 or at all; the Company’s ability to grow and successfully execute on its business plan, including advancing its current pipeline and any additionally acquired assets into the clinic and expanding its pipeline through its technology platforms, proprietary toolbox and strategic transactions, if any; the ability of the Company to identify, conduct and complete IND-enabling studies; changes in the applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; the risk that regulatory approvals for the Company’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect it; the Company’s ability to manage clinical trials or studies; the risk that pre-clinical data may not be predictive of clinical data; the complexity of numerous regulatory and legal requirements that the Company needs to comply with to operate its business; the reliance on the Company’s management and Board of Directors; the prior experience and successes of the Company’s management team and directors are not necessarily indicative of any future success; uncertainties related to the Company’s capital requirements, expected cash runway and ability to raise additional funds; the failure to obtain, adequately protect, maintain or enforce the Company’s intellectual property rights; and other risks and uncertainties indicated from time to time described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 9, 2023, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements which speak only as of the date made. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, the Company does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in their expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Joint Press Release of the Company and Zentalis, dated January 8, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNOME, INC.

Date: January 8, 2024	By:	/s/ Clay Siegall
Clay Siegall, Ph.D.
President and Chief Executive Officer